SCHEDULE 14A INFORMATION

                     Proxy Statement Pursuant to Section 14(a) of
                         the Securities Exchange Act of 1934



          Filed by the Registrant                                     / X /
          Filed by a Party other than the Registrant                  /   /

          Check the appropriate box:

          /   /     Preliminary Proxy Statement

          / X /     Definitive Proxy Statement

          /   /     Definitive Additional Materials

          /   /     Soliciting Material Pursuant to Rule 14a-11(c) or Rule
                    14a-12

                         GENERAL PUBLIC UTILITIES CORPORATION
          -----------------------------------------------------------------
                   (Name of Registrant As Specified In Its Charter)


                         GENERAL PUBLIC UTILITIES CORPORATION
          -----------------------------------------------------------------
                      (Name of Person(s) Filing Proxy Statement)

          Payment of Filing Fee (Check the appropriate box):

          / X /     $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1),
                    or Rule 14a-6(i)(2).

          /   /     $500 per each party per Exchange Act Rule 14a-6(i)(3),
                    or Rule 14a-6(i)(2).

          /   /     Fee computed on table below per Exchange Act Rules 14a-
                    6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

               2) Aggregate number of securities to which transaction applies:

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

               4)   Proposed maximum aggregate value of transaction:

               * Set forth the amount on which the filing is calculated and state how it was determined.





          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount previously paid:

               2)   Form, Schedule or Registration Statement No.:

               3)   Filing Party:

               4)   Date Filed:


          Notes:







                         GENERAL PUBLIC UTILITIES CORPORATION



          100 Interpace Parkway          Parsippany, New Jersey 07054-1149



           Notice of Annual Meeting of Stockholders to be Held May 2, 1996



               Notice is hereby given that the Annual Meeting of

          Stockholders of General Public Utilities Corporation will be held at The Morris Museum, Six Normandy Heights Road, Morristown, New

          Jersey on Thursday, May 2, 1996 at 10:00 o'clock in the morning

          (local time):



               1.   To elect one director of the Corporation to hold office

                    for a three-year term beginning upon his election at

                    the 1996 Annual Meeting.



               2.   To consider amendments to the Restricted Stock Plan for

                    Outside Directors as described in the accompanying

                    Proxy Statement.



               3.   To consider the ratification of the selection by the

                    Board of Directors of Coopers & Lybrand L.L.P. as

                    independent auditor for the year 1996.



               4.   To consider, if submitted, the stockholder proposal set

                    forth in the accompanying Proxy Statement.





               5.   To transact such other business as may properly come

                    before the meeting.



               Only holders of record of issued and outstanding shares of

          Common Stock of the Corporation at the close of business on

          March 11, 1996 will be entitled to vote at the meeting.  Such stockholders may vote in person or by proxy.  If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain from the firm or trustee a letter or other evidence of your beneficial ownership of those shares to facilitate your admittance to the meeting.

          The stock transfer books of the Corporation will not be closed.



                              By order of the Board of Directors,

                                      MARY A. NALEWAKO, Secretary

          March 27, 1996



               The 1995 Annual Report was previously transmitted to

          stockholders.  It is expected that the annexed Proxy Statement and enclosed form of Proxy will be first sent to stockholders on or about March 27, 1996.



               If you wish to receive, without charge, a copy of the GPU

          System Statistics or the Corporation's 1995 Annual Report to the

          Securities and Exchange Commission on Form 10-K, direct your request to:  Stockholder Relations, General Public Utilities

          Corporation, 100 Interpace Parkway, Parsippany, New Jersey

          07054-1149, or call (201) 263-6600.







                You Are Cordially Invited to Attend the Annual Meeting



               If you plan to attend the meeting in person, please mark

          your Proxy in the space provided for that purpose.  Please bring the lower portion of the form (the Speaker and Admission Card sections) with you to the meeting.



               Whether or not you attend the meeting, we hope that you will sign and return the enclosed Proxy as promptly as possible.  Your vote is important.





                                  TABLE OF CONTENTS



                                                                    Page
                                                                   Number


          PROXY STATEMENT

             Stockholders Entitled to Vote                            1



          DIRECTORS' PROPOSALS



             1.  ELECTION OF DIRECTOR                                 2

                 Standing Committees of the Board of Directors        4



                 Security Ownership of Certain Beneficial

                 Owners and Management                                6



                 Remuneration of Executive Officers                   7



                 Personnel, Compensation and

                 Nominating Committee Report                          7



                 Summary Compensation Table                          11



                 Long-Term Incentive Plans - Awards

                 in Last Fiscal Year                                 13



                 Comparison of Five Year Cumulative Total Return     14





                 Employment, Termination and Change

                 in Control Arrangements                             15



                 Benefit Protection Trusts                           15



                 Retirement Plans                                    15



                 Supplemental Pensions                               17



                 Remuneration of Directors                           17



                 Retirement Plan for Outside Directors               18



                 Restricted Stock Plan for Outside Directors         18



             2.  AMENDMENTS TO RESTRICTED STOCK PLAN FOR

                 OUTSIDE DIRECTORS                                   19



             3.  SELECTION OF AUDITOR                                20



          STOCKHOLDER PROPOSAL                                       20



          OTHER MATTERS                                              22



          ANNEX A                                                    23







                         GENERAL PUBLIC UTILITIES CORPORATION



          100 Interpace Parkway       Parsippany, New Jersey 07054-1149



                   Proxy Statement for Annual Meeting - May 2, 1996



          STOCKHOLDERS ENTITLED TO VOTE

               Holders of record at the close of business on March 11, 1996 of the outstanding Common Stock (consisting of 120,470,559 shares) are entitled to vote at the Annual Meeting of

          Stockholders of the Corporation ("GPU").



               Stockholders have cumulative voting rights for the election of directors and one vote per share for all other purposes.

          Cumulative voting means that each stockholder is entitled to as many votes as are equal to the number of shares owned multiplied by the number of directors to be elected and that the stockholder may cast all of such votes for a single director or may

          distribute them among the number to be voted for, or any two or more of them, as the stockholder may see fit.  Elections of directors are to be determined by a plurality vote.  Other matters are to be determined by vote of the holders of a majority of the shares present or represented at the meeting and voting on such matters.










               The Proxies hereby solicited vest in the proxy holders

          cumulative voting rights with respect to the election of

          directors (unless the stockholder marks the Proxy so as to withhold such authority) and all other voting rights of the stockholders signing such Proxies.  The shares represented by each duly executed Proxy will be voted and, where a choice is specified by the stockholder on the Proxy, the Proxy will be voted in accordance with the specification so made.  As provided by Pennsylvania law and the Corporation's By-Laws, abstentions,

          broker non-votes and withheld votes will not be included in the total number of votes cast, and therefore will have no effect on the election of directors, the ratification of the selection of auditors or other matters.  Signed but unmarked Proxies will be voted in accordance with the directors' recommendations.



               The Proxy is revocable, at any time before exercise, by a

          written instrument signed in the same manner as the Proxy and received by the Secretary of the Corporation at or before the

          Annual Meeting.  If you attend the meeting, you may, if you wish,

          revoke your Proxy by voting in person.



               You are encouraged to voice your preference by marking the appropriate boxes on the enclosed Proxy.  However, it is not necessary to mark any boxes if you wish to vote in accordance with the directors' recommendations; merely sign, date and return the Proxy in the enclosed postpaid envelope.










                                 DIRECTORS' PROPOSALS



          1.   ELECTION OF DIRECTOR



               The Board of Directors consists of three classes of

          directors with overlapping three-year terms.  One class of directors is to be elected each year with terms expiring at the third succeeding Annual Meeting after such election.



               At the 1996 Annual Meeting, one Class II director will be

          elected to hold office for a three-year term beginning upon his election at the 1996 Annual Meeting.



               The votes applicable to the shares represented by Proxies in the accompanying form received from stockholders will be cast in favor of the election of the nominee listed below.  If such nominee should be unable to serve (an event which is not

          anticipated), the proxy holders reserve the right to vote for a substitute nominee designated by the Personnel, Compensation and

          Nominating Committee of the Board of Directors.



          Information about the Nominee



                          Nominee for Class II Director for

                                Term Expiring in 1999










          Name                     Age      Year first elected a director



          THEODORE H. BLACK         67                               1988



          Mr. Black is a director of Ingersoll-Rand Company, an industrial machinery manufacturer, and served as its Chairman, President and

          Chief Executive Officer from 1988 until his retirement in 1993.

          Mr. Black is a director of CPC International Inc. and McDermott

          International.



          Information concerning the other directors of the Corporation whose terms do not expire at the Annual Meeting is as follows:



                               Class III Directors with

                                Terms Expiring in 1997



          Name                     Age      Year first elected a director



          PAUL R. ROEDEL            68                               1979



          Mr. Roedel retired in 1992 as Chairman and Chief Executive

          Officer of Carpenter Technology Corporation, manufacturers,

          fabricators and marketers of specialty metals.  He joined

          Carpenter in 1949 and became Chief Executive Officer in 1981 and

          Chairman in 1987.  He is a director of Carpenter Technology

          Corporation, Meridian Bancorp, Inc. and Meridian Bank and the






          P.H. Glatfelter Co.  He is Chairman of the Berks Business

          Education Coalition, President of the Wyomissing Foundation and a

          member of ASM International.  Mr. Roedel is also Chairman of the

          Board of Gettysburg College and a director of the Pennsylvania

          2000 Education Coalition.



          Name                     Age      Year first elected a director



          CARLISLE A. H. TROST      66                               1990



          Admiral Trost served in the United States Navy from 1953 until his retirement in 1990, including a four-year term from 1986 to

          1990 as Chief of Naval Operations.  Admiral Trost is also a member of the Board of Directors of GPU Nuclear Corporation, and

          the Chairman of that Board's Nuclear Safety and Compliance

          Committee.  He is Chairman of the Board of Directors of Bird-

          Johnson Co., and a director of General Dynamics Corporation,

          Louisiana Land & Exploration Company, Precision Components

          Corporation and Lockheed Martin Corporation.



          PATRICIA K. WOOLF, Ph.D.  61                               1983



          Dr. Woolf is a consultant, author, and Lecturer in the Department of Molecular Biology at Princeton University.  From 1988-1989,

          Dr. Woolf was a Lecturer at the Woodrow Wilson School of Public

          and International Affairs, Princeton University.  Dr. Woolf is a

          director of Crompton and Knowles Corporation and the National






          Life Insurance Company of Vermont.  She is also a trustee of the

          New Economy Fund and a director of the American Balanced Fund,

          the Income Fund of America, the Growth Fund of America and Small

          Cap World Fund, all of The Capital Group of Los Angeles.



                                Class I Directors with

                                Terms Expiring in 1998



          Name                     Age      Year first elected a director



          HENRY F. HENDERSON, JR.   67                               1989



          Mr. Henderson is President, Chief Executive Officer and a

          director of H. F. Henderson Industries, designers and

          manufacturers of process control and engineered systems for government and industry, including industrial process controls and defense electronics.  He is also President and Chief

          Executive Officer of Sanitec, Inc., manufacturer of medical waste disinfecting systems for commercial and hospital use.  He is a

          Commissioner of the Port Authority of New York and New Jersey and

          a director of the Partnership for New Jersey, the New Jersey

          State Chamber of Commerce, Delta Dental Plan and the Port

          Authority Trans-Hudson Corporation.  He is also Chairman of the

          Board of Governors of the Club at the World Trade Center and a

          trustee of Stevens Institute of Technology, New York Theological

          Seminary, New Jersey State Employment and Training Commission,








          and Paterson Economic Development Corporation and a member of the

          Defense Orientation Conference Association.



          Name                     Age      Year first elected a director



          JAMES R. LEVA             63                               1992



          Mr. Leva is Chairman, President and Chief Executive Officer of

          General Public Utilities Corporation.  He is also Chairman,

          President, Chief Executive Officer and a director of GPU Service

          Corporation (GPUSC); Chairman of the Board, Chief Executive

          Officer and a director of Jersey Central Power & Light Company

          (JCP&L), Metropolitan Edison Company (Met-Ed) and Pennsylvania

          Electric Company (Penelec); Chairman of the Board and a director of GPU Nuclear Corporation; Chairman, Chief Executive Officer and

          a director of GPU Generation Corporation; and Chairman and a director of Energy Initiatives, Inc. (EI), EI Power, Inc., and EI

          Energy, Inc., all subsidiaries of GPU.  Mr. Leva has been

          associated with the GPU System since 1952, and has served as

          President of Penelec and, from 1986 until his election to his current positions in 1991, as President of JCP&L.  Mr. Leva is also a director of Utilities Mutual Insurance Company, the New

          Jersey Utilities Association, the New Jersey Chamber of Commerce

          and Fairleigh Dickinson University.  He is a trustee of St.

          Clares-Riverside Foundation and Tri-County Scholarship Fund,

          Chairman of the 1996 National U.S. Savings Bond Campaign, a








          member of the Board of Overseers of the New Jersey Institute of

          Technology and a member of the Prosperity New Jersey Commission.



          Name                     Age      Year first elected a director



          JOHN M. PIETRUSKI         63                               1989



          Mr. Pietruski served as Chairman of the Board and Chief Executive

          Officer of Sterling Drug Inc. from 1985 until his retirement in

          1988.  Currently, he is Chairman of the Board of Texas

          Biotechnology Corporation, a pharmaceutical research and

          development company.  He also serves as President of Dansara

          Company, a management consulting firm.  He is a director of

          Hershey Foods Corporation, Lincoln National Corporation and

          McKesson Corporation.  He is also a Regent of Concordia College.



          CATHERINE A. REIN         53                               1989



          Ms. Rein has been Executive Vice President - Corporate

          Development, Planning and Services of Metropolitan Life Insurance

          Company since 1989, and served as Senior Vice President of that company from 1988 to 1989 and as Vice President of Human

          Resources from 1985 to 1988.  Ms. Rein is a director of The Bank of New York, Corning Inc. and INROADS, and is a member of the

          Board of Trustees of the National Urban League and a trustee of the New York University Law Center Foundation.








          Standing Committees of the Board of Directors



               There are four standing committees of the Board, namely, the

          Audit Committee, the Corporate and Public Responsibilities

          Committee, the Finance Committee and the Personnel, Compensation

          and Nominating Committee.  The membership and functions of these

          Committees are as follows:



               The Audit Committee recommends to the Board, subject to

          ratification by the stockholders, the engagement of the

          independent auditor and reviews with the independent auditor the plan, scope and results of the audit and any comments by the auditor on the internal accounting control systems of the

          Corporation and its subsidiaries.  All material non-audit

          services proposed to be performed by the independent auditor are reviewed by the Committee.  The Committee also reviews with the

          Corporation's internal auditors the plan, scope and results of internal audits and their comments on the internal accounting control systems.  It reviews with the officers of the

          Corporation, the independent auditor and the Corporation's internal auditors the following:  the accounting principles to be applied in reporting the financial results of the Corporation as contained in the financial statements and related footnotes presented in the annual report to stockholders; the results of audits by governmental agencies; and the reports on audit

          procedures relating to possible corporate expenditures for political purposes.






               The Chairman of the Audit Committee is Mr. Roedel.  The

          other members are Messrs. Appell and Henderson and Ms. Rein.

          During 1995, the Committee held four meetings.



               The Corporate and Public Responsibilities Committee reviews the Corporation's policies on public issues having broad social significance and the implementation of those policies and reports relating to compliance with the Corporation's Code of Ethics and the Corporation's conduct as a responsible corporate citizen.



               The Chairman of the Corporate and Public Responsibilities

          Committee is Mr. Henderson.  The other members are Messrs. Black and Trost and Dr. Woolf.  During 1995, the Committee held four meetings.



               The Finance Committee assists the Board in fulfilling the

          Board's fiduciary responsibilities relating to the financial policies, plans and programs of the Corporation and its

          subsidiaries.



               The Committee reviews a range of financial policies and

          plans including dividend policy, capital structure and credit quality goals, financing plans, and the Corporation's capital and operating budgets.  Additionally, the Committee reviews the investment policies, funding and investment results of the

          Corporation's trusteed plans.








               The Chairman of the Finance Committee is Mr. Pietruski.  The

          other members are Messrs. Roedel and Trost and Dr. Woolf.  During

          1995, the Committee held five meetings.





               The Personnel, Compensation and Nominating Committee

          recommends to the Board the election of officers of the

          Corporation and the presidents of the Corporation's direct subsidiaries, and the compensation and other benefits of those officers and of presidents and directors of the Corporation and its direct subsidiaries.  The Committee also reviews plans for management succession and executive development, compensation and other benefit goals for the GPU System companies.



               The Personnel, Compensation and Nominating Committee also

          recommends to the Board from time to time, within the limitations imposed by the By-Laws, the size and composition of the Board and candidates for membership on the Board.  The Committee also recommends to the Board the composition and membership of the various Board Committees.



               A stockholder proposal for a nominee for election as a

          director should be sent by mail, addressed to Secretary, General

          Public Utilities Corporation, 100 Interpace Parkway, Parsippany,

          New Jersey 07054-1149.  All such proposals must be received by the Corporation not later than 30 nor more than 75 days prior to the scheduled date of the next annual meeting and must contain






          certain information regarding the identity and background of the stockholder's proposed nominee as required by Section 10(e) of the Corporation's By-Laws, which also sets forth additional requirements with respect to such stockholder proposals.  A copy of Section 10(e) of the By-Laws will be furnished to stockholders upon request made to the Secretary of the Corporation.



               The Committee will also consider recommendations by

          stockholders of candidates for director nominees. Recommendations should be sent to the Secretary of the Corporation.



               The Chairman of the Personnel, Compensation and Nominating

          Committee is Ms. Rein.  The other members are Messrs. Appell,

          Black, and Pietruski.  During 1995, the Committee held five meetings.



               There were 11 regular meetings and one organization meeting of the Board during 1995.  All directors attended at least 75% of the aggregate of (i) the total number of 1995 meetings of the

          Board and (ii) the total number of 1995 meetings of all

          committees of the Board on which he or she served.



          Security Ownership of Certain Beneficial Owners and Management



               The following table sets forth, as of February 1, 1996, the beneficial ownership of equity securities of GPU System companies of each of the GPU directors and each of the executive officers






          named in the Summary Compensation Table, and of all directors and executive officers of GPU as a group.  The shares owned by all directors and executive officers as a group constitute less than

          1% of the total shares outstanding.  The Corporation has been advised that as of December 31, 1995, Franklin Resources, Inc.

          ("Franklin"), 777 Mariners Island Boulevard, San Mateo,

          California 94404, beneficially owned (with shared dispositive power) 7,003,402 shares of GPU Common Stock, or 5.8% of the outstanding shares on such date, of which 6,964,120 shares

          Franklin also beneficially owned with sole voting power.


                                                       Amount and Nature
                                                         of Beneficial
                Name              Title of Security      Ownership(1)

          Louis J. Appell, Jr.  . GPU Common Stock    2,000 shares-Direct

                                                      4,274 shares-Indirect

          Theodore H. Black . . . GPU Common Stock    7,359 shares-Direct

          Philip R. Clark . . . . GPU Common Stock    4,306 shares-Direct

                                                        362 shares-Indirect

          John G. Graham  . . . . GPU Common Stock    4,321 shares-Direct

                                                      1,180 shares-Indirect

          Fred D. Hafer . . . . . GPU Common Stock    4,756 shares-Direct

                                                        124 shares-Indirect

          Henry F. Henderson, Jr. GPU Common Stock    2,811 shares-Direct

                                                      1,200 shares-Indirect

          Ira H. Jolles . . . . . GPU Common Stock    5,515 shares-Direct

          James R. Leva . . . . . GPU Common Stock    4,376 shares-Direct

                                                        100 shares-Indirect







          John M. Pietruski . . . GPU Common Stock    4,000 shares-Direct

          Catherine A. Rein . . . GPU Common Stock    2,562 shares-Direct

          Paul R. Roedel  . . . . GPU Common Stock    2,600 shares-Direct

          Carlisle A. H. Trost  . GPU Common Stock    2,117 shares-Direct

          Robert L. Wise  . . . . GPU Common Stock    4,982 shares-Direct

          Patricia K. Woolf . . . GPU Common Stock    3,277 shares-Direct

          All GPU Directors and

            Executive Officers

            as a Group  . . . . . GPU Common Stock   65,502 shares-Direct

                                                     11,183 shares-Indirect



          (1)  The number of shares owned and the nature of such ownership,

               not being within the knowledge of GPU, have been furnished by each individual.



          Remuneration of Executive Officers



               Personnel, Compensation and Nominating Committee Report



               The executive compensation program at GPU was revised in

          1995 to increase the portion of pay that is based on business results and to strengthen the link between compensation and shareholder value.  Accordingly, the Corporation modified each of the three interrelated programs of executive compensation - the

          Base Salary Program, the Incentive Compensation Program and the

          1990 Stock Plan - in 1995.








          Compensation Philosophy and Market Comparisons



               GPU's overall philosophy of executive compensation remains unchanged.  The Corporation's objective is to attract and retain high caliber executive talent and to provide appropriate rewards when business objectives are achieved.  Pay levels are intended to vary with the achievement of business objectives and with individual contribution to that achievement.



               GPU continues to target executive pay at the median or 50th percentile of the competitive market when business objectives have been fully achieved.  Actual pay levels will vary and may be above or below the median in any given year based on actual business results for the year.



               In defining median competitive pay levels, GPU retains a

          major compensation consulting firm to provide an objective analysis.  The competitive market data is developed based on other companies which are believed to employ executives with similar levels of skill, experience and expertise and in

          positions similar to those at GPU.  These companies are

          primarily, but not exclusively, other large electric utilities.

          The companies used for compensation comparisons include most but not all of the companies in the S&P Electric Utility Index shown in the performance graph on page 33.  In addition, some companies not included in the Index are also used for comparison because








          GPU competes for executive talent in a larger market than is reflected in the Index.



          Base Salary Program



               Base salary is the most stable portion of executive

          compensation and does not directly vary with business results.

          The program has historically been designed and managed to provide a range of salary opportunities for each position with the middle of the range approximating the market median.  For many years,

          the Board traditionally reviewed the salaries of executives each year considering market data, individual performance and

          contribution, and the Corporation's financial resources in determining if any increases were appropriate.  This process,

          which involves subjective judgment, typically resulted in merit salary increases for most executives.



               Similarly, in 1995, competitive market data and the Board's assessment of executive performance made salary increases

          appropriate.  As part of the Corporation's shift to increased variable pay with a greater emphasis on the link to business results, however, the Board determined not to make any normal increases in base salaries for executives.  Instead, executives were provided with an opportunity to earn higher levels of annual incentive compensation, but only to the extent business results were achieved.








               Neither Mr. Leva nor any of the other named executives

          received salary increases in 1995.  Salary levels continue on average to approximate the median of the competitive market.

          Differences between full year salaries for 1994 and 1995 shown in the Summary Compensation Table on page 30 result from increases granted mid-year in 1994.  Salary levels established at that time have not been adjusted.



               This decreased emphasis on base salary compensation and

          corresponding increase in annual incentive compensation

          opportunity is part of a planned two year program that will be continued in 1996 when the Board intends to again eliminate normal salary increases in favor of additional increased

          incentive opportunity.



          Incentive Compensation Program



               The Incentive Compensation Program provides executives with an opportunity to earn additional cash compensation if business objectives are achieved.  As indicated above, this program was modified in 1995.  Targeted levels of annual incentive

          compensation for executives were increased to offset the

          elimination of base salary increases.  These target levels are designed to approximate the competitive median.



               Actual awards of incentive compensation for named executives other than Mr. Leva are based on the achievement of specific






          business objectives established for the GPU company to which the executive is assigned and on the achievement of the Corporation's return on equity objective.  In addition, the individual

          performance and contribution of each executive is considered.

          The Board uses subjective judgment in assessing this individual performance and contribution.



               For the utility subsidiaries (JCP&L and Met-Ed/Penelec),

          objectives were earnings (50%), capital spending (20%), the all-

          in price to customers per kilowatt-hour sold (15%), and efforts to deal with industry change (15%).



               For GPU Nuclear, objectives were safety (50%), budget

          management (30%) and generation (20%).  For the fossil generation function, objectives were performance, defined as plant

          availability and efficiency and structuring the company (25%),

          budget management (45%), safety (15%) and environmental factors

          (15%).



               For the corporate functions at GPU Service Corporation,

          objectives were system-wide budget management (40%), efforts to position the Corporation for the changing industry (30%) and future positioning of the Corporation with regard to the cost of energy supply (30%).



               Overall results were above target at the utility companies and earnings goals were exceeded at each company.  One company






          significantly exceeded its capital spending objective while the other was slightly under target.  The all-in price to customer goal was under target at one company and slightly above at the other.  Both JCP&L and Met-Ed/Penelec significantly exceeded objectives in their efforts to respond to the changing industry.



               GPU Nuclear significantly exceeded each of its objectives.

          Each measure of nuclear safety was at or above target.  Both operating nuclear plants received an "exemplary" safety rating from the Institute of Nuclear Power Operations.  Budget

          management objectives were also exceeded, and generation levels were well above targets with the Oyster Creek facility setting new plant performance records.



               At the fossil generation function, the performance objective was achieved while the budget management, safety and

          environmental goals were each exceeded.



               For GPU Service, each of the established objectives was

          exceeded.  System-wide budget management was above target and the two future positioning goals were exceeded.



               The Corporation's return on equity objective was exceeded

          for the year.  Achievement of this objective serves as a

          "multiplier" applied to individual company results in determining incentive awards.








          Award for Mr. Leva



               Mr. Leva's award was based on some of the same criteria used to determine awards for other executives; however, different weightings were used reflecting his overall responsibility for the Corporation's success.  Mr. Leva's award was based on

          objectives of return on equity (40%), nuclear safety (20%),

          efforts to position the Corporation for the changing industry

          (20%) and future positioning of the Corporation with regard to the cost of energy supply (20%).



               The return on equity objective, as noted, was exceeded and nuclear safety measures were at or above target.



               Efforts to position the Corporation for the changing utility industry were deemed to be well above objectives.  Among the accomplishments resulting from Mr. Leva's leadership were

          specific actions taken to enhance the Corporation's competitive position including the sale of an additional 5 million shares of stock and refinancing of significant long-term debt at more favorable rates.  GPU also took a leadership position in

          supporting legislative and regulatory changes considered

          essential if the Corporation is to compete effectively in the future.



               A new Corporate Development function was established to

          investigate and pursue new business opportunities in areas such






          as distributed generation, retail energy services and nuclear decommissioning services.  In addition, the Energy Initiatives

          Group expanded its independent power development contracts to take advantage of opportunities in Australia and South America in

          1995.



               Mr. Leva continued to provide both leadership and a personal example of support for the cultural change efforts at GPU.  These culture change efforts include initiatives to educate employees on the need to increase their focus on business results.  Among these initiatives is a newly implemented program of expanded incentive pay opportunities whereby most of the GPU workforce now have a portion of pay linked to achievement of business results.



               Efforts to enhance the Corporation's future position with

          regard to energy supply and cost were also deemed to have

          exceeded target.  Again under Mr. Leva's leadership, a number of highly uneconomic contracts with non-utility power generators were successfully terminated or renegotiated.  As part of efforts to increase the Corporation's technical competence in the power supply market, a Power Marketing group was formed with

          responsibility to develop appropriate benchmarks and a

          comprehensive business plan.  A rigorous analysis of existing generating facilities and their future potential was undertaken as part of an overall strategic plan for generation.










               Consistent with plan design, actual incentive pay awards for the named executives for 1995 were, on average, somewhat above competitive medians reflecting the achievement levels described.



          1990 Stock Plan



               The 1990 Stock Plan, which was approved by shareholders,

          provides the Board with the discretion to use several different stock compensation vehicles.  In 1995, the Board initiated the use of performance restricted units reflecting its judgment that such units provide a stronger link to increases in shareholder value.



               Performance restricted units give the executive the right to receive shares of GPU Common Stock (or cash at the discretion of the Committee) provided that certain performance objectives are achieved.  For the 1995 grants, the performance measure is GPU's total shareholder return compared to the total return of

          companies in the S&P Electric Utility Index.  The percentile ranking of GPU's total shareholder return among the Index

          companies, calculated quarterly over the five year performance period and averaged, will determine how many shares, if any, are actually received by the executive at the end of the performance period.



               Executives are awarded a specific number of units and

          dividend equivalents are paid on these units and reinvested in






          additional units.  The number of units that vest at the end of the performance period, however, may differ significantly from the number initially awarded.  The awarded number of units (plus reinvested dividend equivalents) will vest if GPU's total return is at the targeted level of the 55th percentile of Index

          companies.  Additional units will vest if total return is at a higher level and fewer will vest if total return is lower.  No units will vest if total return is below the 40th percentile.



               Awards to executives reflect median competitive levels and the individual contribution and performance of the executive.

          These factors are not weighted and the Board uses subjective judgment in determining specific awards.



          Award for Mr. Leva



               Because Mr. Leva's normal retirement date is in 1997, the

          Board determined that the program of annual performance unit grants with a five year performance period would be inappropriate for him.  Consequently, the Board awarded Mr. Leva a one-time grant in 1995 approximately equal in size to three median

          competitive annual grants.  This one-time grant has a three year performance period from 1995 through 1997 and is subject to the same performance requirements as described above.  The Board does not intend to make any additional Stock Plan awards to Mr. Leva in the next two years.








                                   Personnel, Compensation and Nominating

                                   Committee Members



                                   Louis J. Appell, Jr.

                                   Theodore H. Black

                                   John M. Pietruski

                                   Catherine A. Rein


















































                                                   SUMMARY COMPENSATION TABLE

                                                  Annual Compensation                 Long-Term Compensation
                                                                                                 Awards      Payouts
                                                                         Other
      Name and                                                           Annual       Restricted   All Other
      Principal                                                          Compen-      Stock/Unit   LTIP            Compen-
      Position                       Year     Salary       Bonus        sation(1)     Awards(2)  Payouts(3)        sation
James R. Leva                        1995    $585,000     $333,450      $  -           $   -        $ 44,131     $ 80,850(4)
Chairman, President and              1994     573,750      292,500         -             117,563       -           68,409
Chief Executive Officer,             1993     523,750      189,000         -             124,000       -           54,291
General Public Utilities
Corporation

Philip R. Clark                      1995     331,692(5)150,600              181           -         316,779       25,871(6)
President, GPU                       1994     304,750       84,000           277          44,021     -             21,329
Nuclear Corporation                  1993     291,250       80,000           911          48,825       -           29,126

Ira H. Jolles                        1995     331,000      116,000         -               -          57,207       27,757(7)
Senior Vice President                1994     327,750       83,000         -              47,025       -           24,114
and General Counsel,                 1993     314,750       69,000         -              49,600       -           23,724
General Public Utilities
Corporation

Robert L. Wise                       1995     293,000      138,600         -               -          44,131       29,862(8)
President, GPU                       1994     290,000       81,000         -              41,931     -             23,945
Generation Corporation               1993     278,250       67,000         -              43,710       -           30,012

John G. Graham                       1995     280,000       98,000         -               -          42,292       32,234(9)
Senior Vice President and            1994     276,250       75,000         -              39,841     -             29,582
Chief Financial Officer,             1993     261,250       59,000         -              41,850       -           40,740
General Public Utilities
Corporation

Fred D. Hafer                        1995     280,000       94,000         -               -          40,454       23,076(10)
President, Metropolitan              1994     275,250       77,000         -              39,841     -             19,733
Edison Company and                   1993     258,250       50,000         -              41,850       -           18,975
Pennsylvania Electric
Company



 (1)   "Other Annual Compensation" is composed entirely of the above-market interest accrued on the pre-retirement portion of deferred compensation.

 (2)   The restricted units issued in 1995 under the 1990 Stock Plan for Employees of GPU Corporation and Subsidiaries (the
       "1990 Stock Plan") are performance based as shown in "Long-Term Incentive Plans - Awards in Last Fiscal Year" table
       (the "LTIP table").  Dividends are paid or accrued on the aggregate restricted shares/units awarded under the 1990
       Stock Plan and reinvested.

 The aggregate number and value (based on the stock price per share at December 31, 1995) of nonvested restricted shares/units includes the amounts shown on the LTIP table and at the end of 1995 were:

                                            25










                                               Aggregate Shares/Units         Aggregate Value

                          James R. Leva                42,050                     $1,429,700
                          Philip R. Clark               5,060                     $  172,040
                          Ira H. Jolles                10,675                     $  362,950
                          Robert L. Wise                9,700                     $  329,800
                          John G. Graham                8,925                     $  303,450
                          Fred D. Hafer                 8,875                     $  301,750

 (3)   Consists of Performance Cash Incentive Awards paid on the 1990 restricted stock awards which have vested under the 1990
       Stock Plan.  These amounts are designed to compensate recipients of restricted stock/unit awards for the amount of federal and state income taxes that are payable upon vesting of the restricted stock/unit awards.  Amounts for Mr.
       Clark include Performance Cash Incentive Awards of $44,131 on the 1990 restricted stock award, $180,248 on the 1992,
       1993 and 1994 restricted stock awards which vested upon his retirement and $92,400 paid in cash in lieu of receiving restricted units in 1995.

 (4)   Consists of the Corporation's matching contributions under the Savings Plan ($6,000), matching contributions under the non-qualified deferred compensation plan ($29,100), the benefit of interest-free use of the non-term portion of employer paid premiums for split-dollar life insurance ($38,988), and above-market interest accrued on the retirement portion of deferred compensation ($6,762).

 (5)   Mr. Clark retired as president of GPU Nuclear Corporation effective December 31, 1995.  The 1995 salary amount for Mr.
       Clark includes $23,692 of accrued vacation paid upon his retirement.

 (6)   Consists of the Corporation's matching contributions under the Savings Plan ($6,000), matching contributions under the non-qualified deferred compensation plan ($9,680), the benefit of interest-free use of the non-term portion of employer paid premiums for split-dollar life insurance ($4,401), and above-market interest accrued on the retirement portion of deferred compensation ($5,790).

 (7)   Consists of the Corporation's matching contributions under the Savings Plan ($6,000), matching contributions under the non-qualified deferred compensation plan ($10,560), the benefit of interest-free use of the non-term portion of employer paid premiums for split-dollar life insurance ($10,723), and above-market interest accrued on the retirement portion of deferred compensation ($474).

 (8)   Consists of the Corporation's matching contributions under the Savings Plan ($6,000), matching contributions under the non-qualified deferred compensation plan ($8,960), the benefit of interest-free use of the non-term portion of employer paid premiums for split-dollar life insurance ($8,124), and above-market interest accrued on the retirement portion of deferred compensation ($6,778).

 (9)   Consists of the Corporation's matching contributions under the Savings Plan ($6,000), matching contributions under the non-qualified deferred compensation plan ($8,200), the benefit of interest-free use of the non-term portion of employer paid premiums for split-dollar life insurance ($9,499), and above-market interest accrued on the retirement portion of deferred compensation ($8,535).

(10)   Consists of the Corporation's matching contributions under the Savings Plan ($6,000), matching contributions under the non-qualified deferred compensation plan ($8,280), the benefit of interest-free use of the non-term portion of employer paid premiums for split-dollar life insurance ($8,548), and above-market interest accrued on the retirement portion of deferred compensation ($248).

NOTE:  The split-dollar life insurance amounts reported in the "All Other Compensation" column are equal to the present value of the interest-free use of the current year Corporation paid premiums to the projected date the premiums will be refunded to the Corporation.









                                                                       26

                    LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR
                                           Performance      Estimated future payouts under
                             Number of        or other       non-stock price based plans(1)
                              shares,       period until
                              units or       maturation     Threshold    Target     Maximum
            Name            other rights      or payout     ($ or #)    ($ or #)    ($ or #)
      James R. Leva (2)        27,750      3 year vesting    $   0      $943,500   $1,887,000

      Philip R. Clark (3)           -             -          $   0      $      0   $        0

      Ira H. Jolles             3,425      5 year vesting    $   0      $116,450   $  232,900

      Robert L. Wise            3,035      5 year vesting    $   0      $103,190   $  206,380

      John G. Graham            3,000      5 year vesting    $   0      $102,000   $  204,000

      Fred D. Hafer             2,900      5 year vesting    $   0      $ 98,600   $  197,200


      (1)  The restricted units issued in 1995 under the 1990 Stock Plan provide for a performance adjustment to the aggregate number of units vesting for the recipient based on the annualized GPU Total Shareholder Return (TSR) percentile ranking against all companies in the Standard & Poor's Electric Utility Index for the period between the award and vesting dates.  With a 55th percentile ranking, the performance adjustment would be 100% as reflected in the "Target" column.  In the event that the percentile ranking is below the 55th percentile, the performance adjustment would be reduced in steps reaching 0% at the 39th percentile as reflected in the "Threshold"
           column.  Should the TSR percentile ranking exceed the 59th percentile, then the performance adjustment would be increased in steps reaching 200% at the 90th percentile as reflected in the "Maximum" column.  The estimated future payouts are computed based on the number of restricted units awarded for 1995 multiplied by the
           1995 year-end market value of $34 per share.  Actual payouts under the Plan would be based on the actual number of shares issued and the market value of those shares at the time the restrictions lapse, and may be different from those indicated above.

      (2)  The 1995 award for Mr. Leva represents an amount intended to provide incentives for
           1995, 1996 and 1997.

      (3)  The $92,400 in cash received by Mr. Clark in lieu of receiving restricted units in
           1995 is disclosed in the Summary Compensation Table under LTIP Payouts.



















                                                  27


     [Tabular representation of Performance Graph is set forth below]


                   Comparison of Five Year Cumulative Total Return*

                  GPU, S&P 500 Index and S&P Electric Utility Index

                                         ($)



                                   Amount
                                  Invested
                                   1/1/91  1991  1992  1993   1994  1995

          GPU                       100     127   137   161    146   202

          S&P 500                   100     131   140   155    157   215

          S&P Electric Utility      100     130   138   155    135   177



          *   Cumulative Total Return includes reinvestment of dividends.

          Employment, Termination and Change in Control Arrangements



          Mr. Jolles



               Retirement and Disability - If Mr. Jolles retires on or

          after his normal retirement date (the last day of the month in which he attains age 65), he will receive (in addition to his benefits under GPUSC's employee retirement plans) a supplemental retirement pension from GPU System sources equal to the

          additional pension he would have received under the GPUSC

          employee retirement plans as if he had an additional 20 years of past creditable service.  If Mr. Jolles reaches his normal retirement date while he is receiving disability income under

          GPUSC's disability income plans, he will thereafter receive a supplemental retirement pension from GPU System sources equal to the additional pension he would have been paid under GPUSC's employee retirement plans as if he had an additional 20 years of past creditable service.



               Upon retirement Mr. Jolles will also receive (a) an

          extension of health insurance benefits to the later of his 62nd birthday and the third anniversary of retirement and (b) an amended split-dollar life insurance supplement to provide for eligibility for full benefits at age 55 with 10 years of service.



               Termination - (i) If Mr. Jolles' employment within the GPU

          System terminates "involuntarily," as defined, within two years following the occurrence of a "change in control" of GPU, as defined, or without cause, he shall receive from GPU System sources a supplemental retirement pension which would have been paid to him under GPUSC's employee retirement plans as if he had an additional 20 years of past creditable service.  (ii) If,

          however, his employment terminates for any other reason (except upon retirement or death), he will receive from GPU System sources a supplemental retirement pension equal to the additional pension he would have been paid under GPUSC's employee retirement plans as if he had additional years of creditable service ranging from two years up to a maximum of 20 years depending upon his years of actual employment by GPUSC at the time of termination.



               Mr. Jolles will also be entitled to receive such additional monthly payment, if any, to ensure that the aggregate monthly pension amount otherwise payable to him under GPUSC's retirement plans is not less than:  (a) $10,825.75 for each month beginning after retirement and before the month beginning after Mr. Jolles'

          62nd birthday or (b) $10,325.75 for each month beginning after the later of his retirement date and his 62nd birthday.



               Death - In the event of Mr. Jolles' death before he begins receiving benefits under GPUSC's employee retirement plans, his surviving spouse, if any, shall receive such benefits during her lifetime, together with the supplemental retirement pension benefits which would have been payable to him as described in paragraph (ii) above.

               Other - To the extent relevant to the level of benefits

          payable to Mr. Jolles under other benefit plans provided for senior GPU executives, he will be treated as having the years of creditable service as described in paragraph (ii) above.



          Benefit Protection Trusts



               The Corporation has entered into benefit protection trust

          agreements to be used to fund the Corporation's obligations to executive officers and directors under deferred compensation and incentive programs and agreements, and with respect to certain retirement and termination benefits, in the event of a change in control.  The trusts may also be used for the purpose of paying legal expenses incurred in pursuing benefit claims under such programs and agreements following a change in control.  The trusts are currently partially funded.



          Retirement Plans



               The GPU System pension plans provide for pension benefits,

          payable for life after retirement, based upon years of creditable service with the GPU System and the employee's career average compensation as defined below.  Under federal law, an employee's pension benefits that may be paid from a qualified trust under a qualified pension plan such as the GPU System plans are subject to certain maximum amounts.  The GPU System companies also have adopted non-qualified plans providing that the portion of a participant's pension benefits which, by reason of such limitations or source, cannot be paid from such a qualified trust shall be paid directly on an unfunded basis by the participant's employer.



               The following table illustrates the amount of aggregate

          annual pension from funded and unfunded sources resulting from employer contributions to the qualified trust and direct payments payable upon retirement in 1996 (computed on a single life annuity basis) to persons in specified salary and years of service classifications:

             ESTIMATED ANNUAL RETIREMENT BENEFITS (2) (3) (4) (5)
                    BASED UPON CAREER AVERAGE COMPENSATION
                              (1996 Retirement)

    Career
    Average
    Compen-      10 Years       15 Years       20 Years       25 Years       30 Years       35 Years      40 Years       45 Years
   sation(1)    of Service     of Service     of Service     of Service     of Service     of Service    of Service     of Service
   $  50,000    $  9,378       $ 14,067       $ 18,756       $ 23,445       $ 28,134       $ 32,823      $ 37,236       $ 41,236
     100,000      19,378         29,067         38,756         48,445         58,134         67,823        76,836         84,836
     150,000      29,378         44,067         58,756         73,445         88,134        102,823       116,436        128,436
     200,000      39,378         59,067         78,756         98,445        118,134        137,823       156,036        172,036

     250,000      49,378         74,067         98,756        123,445        148,134        172,823       195,636        215,636
     300,000      59,378         89,067        118,756        148,445        178,134        207,823       235,236        259,236
     350,000      69,378        104,067        138,756        173,445        208,134        242,823       274,836        302,836
     400,000      79,378        119,067        158,756        198,445        238,134        277,823       314,436        346,436

     450,000      89,378        134,067        178,756        223,445        268,134        312,823       354,036        390,036
     500,000      99,378        149,067        198,756        248,445        298,134        347,823       393,636        433,636
     550,000     109,378        164,067        218,756        273,445        328,134        382,823       433,236        477,236
     600,000     119,378        179,067        238,756        298,445        358,134        417,823       472,836        520,836

     650,000     129,378        194,067        258,756        323,445        388,134        452,823       512,436        564,436
     700,000     139,378        209,067        278,756        348,445        418,134        487,823       552,036        608,036
     750,000     149,378        224,067        298,756        373,445        448,134        522,823       591,636        651,636
     800,000     159,378        239,067        318,756        398,445        478,134        557,823       631,236        695,236

   ______________

             (1)  Career Average Compensation is the average annual

           compensation received from January 1, 1984 to retirement and includes Salary and Bonus.  The career average compensation amounts for the following named executive officers differ by more than 10% from the three year average annual

           compensation set forth in the Summary Compensation Table and are as follows:  Messrs. Leva - $414,445; Clark - $288,793;

           Wise - $253,349; Graham - $263,920; and Hafer - $249,444.




           (2)  Years of Creditable Service at December 31, 1995:  Messrs.

               Leva - 44 years; Clark - 24 years; Jolles - 14 years; Wise -

               32 years; Graham - 26 years; and Hafer - 33 years.



                                             33

          (3)  Certain of these executives have supplemental pension arrangements.  Based on assumed retirement in 1996 with

               current years of creditable service, the total pension

               benefit amounts payable to Mr. Leva are $541,114 ($352,521 basic pension per the above table and $188,593 under

               supplemental pension agreements); to Mr. Jolles are $129,909

               ($106,542 basic pension per the above table and $23,367

               under a supplemental pension agreement); and to Mr. Graham are $151,842 ($135,703 basic pension per the above table and

               $16,139 under a supplemental pension agreement).  Total

               pension benefit amounts payable to Mr. Clark, who retired as of December 31, 1995, are $200,795 ($135,838 basic pension per the above table and $64,957 under a supplemental pension agreement).



          (4)  Based on an assumed retirement at age 65 in 1996.  To reduce the above amounts to reflect a retirement benefit assuming a continual annuity to a surviving spouse equal to 50% of the annuity payable at retirement, multiply the above benefits by 90%.  The estimated annual benefits are not subject to

               any reduction for Social Security benefits or other offset amounts.



          (5)  Annual retirement benefits under the basic pension per the above table cannot exceed 55% of the average compensation

               during the highest paid 36 calendar months.

          Supplemental Pensions



               The Corporation has adopted supplemental pension programs

          for Messrs. Leva, Jolles, Graham and Clark as described below.

          The supplemental pension payments are not funded, but are payable from GPU System sources.  The programs provide that supplemental pension payments (assuming the lower scale payment described below applies) are to be increased by 20% during the first year following retirement.



               Mr. Leva will receive an annual supplemental pension equal to (a) 65% of his final average compensation (as defined),

          reduced by (b) in general, the aggregate annual pension amount payable to him under other GPUSC retirement plans.  "Final average compensation" is defined as Mr. Leva's average annual salary and bonus compensation paid for the three years prior to retirement.  Assuming Mr. Leva retires at normal retirement age,

          the estimated monthly pension payable to him under the foregoing supplemental pension would be $15,406.  Mr. Leva will also receive upon retirement a separate supplemental pension payment of $3,726 annually.



               Mr. Jolles will receive supplemental pensions as described above.  See "Employment, Termination and Change in Control

          Arrangements--Mr. Jolles."

               Mr. Graham will be entitled to receive such additional

          monthly payment, if any, to ensure that the aggregate monthly pension amount otherwise payable to him under GPUSC's retirement plans is not less than:  (a) $12,653.50 for each month beginning after his retirement date and before the month beginning after his 62nd birthday or (b) $12,153.50 for each month beginning after the later of his retirement date and his 62nd birthday.

          Mr. Graham will also receive (i) an extension of health insurance benefits to the later of his 62nd birthday and the third

          anniversary of retirement and (ii) an amended split-dollar life insurance supplement to provide for eligibility for full benefits under his policy at age 55 with 10 years of service.



               The supplemental pensions payable to Messrs. Leva and Graham will be paid in the form of a single life annuity, provided that if the executive is married on his retirement date, it will be payable to him at a reduced rate, and, following his death, his surviving spouse, if any, will receive an annuity payable for life equal to 50% of the supplemental pension payable to him.  In addition, in the event of the executive's death before he

          retires, his surviving spouse, if any, will receive an annuity payable for life equal to 50% of the supplemental pension that would have been payable to him had he retired on the last day of the month in which his death occurs.



               Mr. Clark, who retired effective December 31, 1995, receives an annual supplemental pension of $77,949 during 1996 and $64,957 annually thereafter. Following his death, his surviving spouse,

          if any, will receive a life annuity of $32,479 per year.



          Remuneration of Directors



               Non-employee directors receive an annual retainer of

          $15,000, a fee of $1,000 for each Board meeting attended and a fee of $1,000 for each Committee meeting attended.  Committee

          Chairmen receive an additional retainer of $2,500 per year.



          Retirement Plan for Outside Directors



               Under the Corporation's Retirement Plan for Outside

          Directors, an individual who completes 54 months of service as a non-employee director is entitled to receive retirement benefits equal to the product of (A) the number of months of service completed and (B) the monthly compensation paid to the director at the date of retirement.  Retirement benefits under this plan are payable to the directors (or, in the event of death, to designated beneficiaries) in monthly installments of 1/12 of the sum of (x) the then annual retainer paid at time of retirement plus (y) the cash value of the last award under the Restricted

          Stock Plan for Outside Directors per month, over a period equal to the director's service as such, unless otherwise directed by the Personnel, Compensation and Nominating Committee, commencing at the later of age 60 or upon retirement.  As of December 31,

          1995, the following directors had at least 54 months of service:

                    Director            Months of Service

               Louis J. Appell, Jr.          263

               Theodore H. Black              94

               Henry F. Henderson, Jr.        83

               Paul R. Roedel                204

               John M. Pietruski              83

               Catherine A. Rein              83

               Carlisle A. H. Trost           60

               Patricia K. Woolf             149



          Restricted Stock Plan for Outside Directors



               The Corporation has adopted a Restricted Stock Plan for

          Outside Directors ("Directors Plan") which was initially approved by stockholders at the 1989 Annual Meeting.  Under the Directors

          Plan, each director who is not an employee of the Corporation or any of its subsidiaries ("Outside Director") is paid a portion of his or her annual compensation in the form of 300 shares of GPU

          Common Stock.



               A total of 40,000 shares of GPU Common Stock (subject to

          adjustment for stock dividends, stock splits, recapitalizations and other specified events) has been authorized for issuance under the Directors Plan.  Any shares awarded which are forfeited as provided by the Directors Plan will again be available for issuance.

               Shares of Common Stock are awarded to Outside Directors on the condition that the director serves or has served as an

          Outside Director until (i) death or disability, (ii) failure to stand for re-election at the end of the term upon reaching age 70, (iii) resignation or failure to stand for re-election with the consent of the Board, which is defined in the Directors

          Plan to mean approval thereof by at least 80% of the directors other than the affected director or (iv) failure to be re-elected to the Board after being duly nominated.  Termination of service for any other reason, including any involuntary termination effected by action or inaction of the Board, will result in forfeiture of all shares awarded.



               Until termination of service, an Outside Director may not

          dispose of any shares of Common Stock awarded under the Directors

          Plan, but has all other rights of a shareholder with respect to such shares, including voting rights and the right to receive all cash dividends paid with respect to awarded shares.



                 The Directors Plan is proposed to be amended as described

          below.



           2.  AMENDMENTS TO RESTRICTED STOCK PLAN FOR OUTSIDE DIRECTORS



               As described above, the Directors Plan currently provides

          for the payment to the Corporation's Outside Directors of a portion of their annual compensation in the form of 300 shares of

          GPU Common Stock.  The Directors Plan further provides that termination of service as an Outside Director -- other than upon retirement at age 70, death or disability or as otherwise

          permitted -- will result in forfeiture by the Outside Director of all shares awarded.



               On June 1, 1995, the Board of Directors adopted, subject to approval of the stockholders at the 1996 Annual Meeting, proposed amendments to the Directors Plan which would modify this

          forfeiture provision in the event of a Change in Control (as defined) of GPU.  Specifically, the proposed amendments provide that termination of an Outside Director's service for any reason at any time after the occurrence of a Change in Control will not result in forfeiture of shares awarded under the Directors Plan.

          The proposed amendments would also restrict the ability of the

          Administrative Committee to deny benefits following a Change in

          Control, and make certain other minor and technical changes to the Directors Plan.



               A Change in Control for purposes of the Directors Plan would be defined as follows:

                    A "Change in Control" is deemed to occur
               at the time when either (i) any entity,
               person (within the meaning of Section 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (other than any Company, or any subsidiary of any Company, or any savings, pension or other plan for the benefit of employees of any Company or its subsidiaries) which theretofore was beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of less than 20% of the Corporation's then outstanding Common

               Stock either (x) acquires shares of Common
               Stock of the Corporation in a transaction or series of transactions that results in such entity, person or group directly or indirectly owning beneficially 20% or more of the outstanding Common Stock of the Corporation, or (y) acquires by proxy or otherwise the right to vote for the election of directors, for any merger, combination or consolidation of the Corporation or any of its direct or indirect subsidiaries, or for any other matter or question more than 20% of the then outstanding voting securities of the Corporation (except where such acquisition is made by a person or persons appointed by at least a majority of the Board of Directors of the Corporation to act as proxy for any purpose); or (ii) the election or appointment, within a twelve-month period, of persons to the Corporation's Board of Directors who were not directors of the Corporation at the beginning of such twelve-month period, and whose election or appointment was not approved by a majority of those persons who were directors at the beginning of such period, where such newly elected or appointed directors constitute 30% or more of the directors of the Board of Directors of the Corporation.


               The Board believes the proposed amendments are necessary to assure that Outside Directors will receive previously awarded shares to which they would otherwise be entitled in the event of a recomposition of the Board as a result of an acquisition or merger of the Corporation.  To this end, the Board has determined that it is appropriate to include in the Directors Plan a change of control vesting provision similar to that contained in the

          1990 Stock Plan for Employees of GPU and Subsidiaries.  This will also help GPU attract and retain qualified individuals to serve as directors.



               At February 1, 1996, there were a total of 15,800

          outstanding share awards to the eight Outside Directors under the

          Directors Plan, having a market value as of such date of

          $533,250.



               The complete text of the Directors Plan as proposed to be

          amended is set forth in Annex A to the Proxy Statement.  Adoption of the proposed amendments to the Directors Plan requires the affirmative vote of a majority of the shares present and voting at the meeting.



               The Board of Directors recommends that stockholders vote FOR the proposed amendments to the Directors Plan.



          3.   RATIFICATION OF SELECTION OF COOPERS & LYBRAND L.L.P. AS

               INDEPENDENT AUDITOR FOR THE YEAR 1996



               The Board of Directors has selected the firm of Coopers &

          Lybrand L.L.P. ("C&L"), independent certified public accountants,

          to audit the accounts of the Corporation for 1996.  Although submission to stockholders of the appointment of the independent auditor is not required by law, the Board, in accordance with its long-standing policy of seeking annual stockholder ratification of the selection of auditors, believes it appropriate that such selection be ratified by the stockholders.  C&L has acted as the auditor for the Corporation and its subsidiaries since 1946.  C&L has advised the Corporation that neither that firm nor any of its partners has any direct or indirect material relationship with the Corporation or its subsidiaries.

               The services rendered by C&L for 1995 included an audit of the consolidated financial statements of the Corporation and its subsidiaries for the year ending December 31, 1995 contained in the annual report to stockholders and audits of the individual and consolidated financial statements of the Corporation and its subsidiaries and related schedules filed annually with the

          Securities and Exchange Commission.  C&L also performed audits as necessary to report upon compliance with the accounting

          requirements of the Federal Energy Regulatory Commission for certain financial statements included in the reports which are required to be filed annually with that Commission by the

          subsidiary companies.


               Fees paid to C&L for 1995 for services aggregated $1,150,000 excluding reimbursement for out-of-pocket expenses.



               It is expected that representatives of C&L will be present at the Annual Meeting, will be available to respond to

          appropriate questions and will have an opportunity to make a statement if they desire to do so.



                                 STOCKHOLDER PROPOSAL



          4.   STOCKHOLDER PROPOSAL



               Immaculate Heart Missions, Inc., 4651 North 25th Street,

          Arlington, Virginia 22207, the holder of 8,100 shares of GPU

          Common Stock, has informed GPU that it plans to present the following resolution for action by the stockholders at the Annual

          Meeting:



          UTILITIES, ENERGY CONSERVATION, CARBON DIOXIDE EMISSIONS and

          CLIMATE CHANGE



          WHEREAS WE BELIEVE:

               The U.S. performs poorly in energy efficiency, compared to other industrialized countries, ranking 9th out of the 10 OECD nations, and using nearly twice as much energy/$ GNP as Japan or

          Sweden.



               Electric utilities are the largest source of carbon dioxide

          (CO2) accounting for 35% of all emissions.  CO2, in turn, is the most important greenhouse gas, trapping solar heat and causing a

          'greenhouse' effect;



               The risk of climate change - to economic welfare, public

          health, environmental stability, agricultural production, and the level of the sea - would affect many people both in the U.S. and around the world.



               Many scientists have called for 20% reductions in CO2

          emissions by the year 2000.  The U.S. ratified the 1994 UN treaty on climate change, supporting plans to reduce CO2 emissions to

          1990 levels by the year 2000.  Moreover, certain U.S.

          corporations have adopted 20% reduction goals for their own energy consumption and CO2 emissions.



               While sensitive to the regulatory environment in which our

          Company operates, we believe our Company can play an important role in controlling CO2 emissions - through its choices of fuel,

          plant operation, and investment in customer efficiency programs known as Demand-Side Management (DSM).  The U.S. Congress' Office

          of Technology Assessment says we can cost-effectively reduce electricity needs by 20-45% by the year 2000 with available energy efficiency technologies.  Moreover, technology exists to derive another 5% of electricity from renewable energy by that date.  Both would maintain full energy services to customers yet reduce CO2 emissions.



               Energy options which lower CO2 emissions can create

          financial security for our Company by reducing or eliminating the need for new electricity-generating capacity.  Integrating CO2 reductions into planning now will also minimize possible large compliance costs of future CO2 regulations, comparable to the large costs that some companies face now with the 1990 Clean Air

          Act.  DSM can also result in lower costs and increased profits for the utility and lower bills for the customer.  Our company can achieve financial and regulatory stability by taking

          leadership in this area.

               RESOLVED:  Shareholders request the Company to make a report publicly available by August 1996 (prepared at reasonable cost and omitting proprietary information), describing:  (a) plans and commitments to action that will reduce carbon dioxide emissions;

          (b) the financial implications of these plans, actions, or lack thereof; and (c) the ensuing impact upon shareholders.



          SUPPORTING STATEMENT



               We believe an effective report should discuss costs and

          savings for all feasible measures that would reduce CO2

          emissions, including demand-side management, development of renewable sources of energy, and fuel switching to lower-carbon-

          content fuels.  Beginning to make cost-effective reductions in emissions now can make the Company more competitive; help retain large customers; create jobs in the local economy; protect both short- and long-term financial health; and increase shareholder value.  Shareholders should vote FOR this resolution to minimize the costs of climate change - both to the company and to society at large.

                                                      1996 Resolution





          The Board of Directors recommends that stockholders vote AGAINST this proposal.

               The Board of Directors believes that preparation of a report specifically addressed to the GPU System's carbon dioxide

          reduction plans would be largely duplicative of information already publicly available.  In particular, the Corporation's

          1995 Annual Report on Form 10-K ("Form 10-K") reported that the

          Corporation had signed an Accord with the U.S. Department of

          Energy ("DOE") as part of the DOE's Climate Challenge Program.

          GPU was one of approximately 150 electric  utilities to sign accords with the DOE under that Program, which is part of the

          Clinton Administration's Climate Change Action Plan which has an overall goal of reducing through voluntary initiatives United

          States greenhouse gas emissions to 1990 levels by the year 2000.

          The Accord, which is also publicly available, describes the utility industry and GPU-specific programs for the management of greenhouse gases.  As stated in the Form 10-K, the GPU System's greenhouse gas management program is expected to avoid or reduce the equivalent of 8 million tons of carbon dioxide emissions between 1995 and 2000.  In light of the information contained in the Form 10-K and the Accord, as well as in annual resource plans filed by GPU's electric operating subsidiaries with their state regulatory commissions -- which plans identify generation

          requirements and the proposed sources of energy and capacity to meet these requirements (including demand-side management

          initiatives) -- the Board believes that preparation of a further report on this subject would involve needless expense which should not be borne by the stockholders at large.

               For these reasons, the Board believes the proposal is not in the best interests of the stockholders and recommends a vote

          AGAINST the proposal.



                                    OTHER MATTERS



               The Board of Directors does not intend to bring any other

          matters before the meeting and it is not informed of any other business which others may bring before the meeting.  However, if any other matters should properly come before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote on such matters as they, in their discretion, may determine.



               GPU will pay all costs of soliciting Proxies in the

          accompanying form.  Solicitation will be made by mail, and directors and officers of GPU, and officers and employees of

          GPUSC, may also solicit Proxies by telephone, telegraph or personal interview.  The Corporation has also retained Chemical

          Mellon Shareholder Services, L.L.C. to aid in the solicitation of

          Proxies, at an estimated cost of $8,000, plus reimbursement of reasonable out-of-pocket expenses.  In addition, GPU will request persons who hold stock in their names for others to forward copies of this proxy soliciting material to them, and to request authority to execute Proxies on the accompanying form, and will reimburse such persons for their out-of-pocket and reasonable clerical expenses in doing this.

          Deadline for Stockholder Proposals



               If a stockholder wishes to submit a proposal for inclusion in the Proxy Statement for the 1997 Annual Meeting of

          Stockholders, such proposal must be received by the Corporation not later than December 2, 1996.




                                   By order of the Board of Directors,
                                   MARY A. NALEWAKO, Secretary



          March 27, 1996




                            YOUR VOTE IS IMPORTANT


               You are encouraged to voice your preference by marking the appropriate boxes on the enclosed Proxy.  However, it is not necessary to mark any boxes if you wish to vote in accordance with the directors' recommendations; merely sign, date and return the Proxy in the enclosed postpaid envelope.

                                       ANNEX A



               Set forth below is the text of the restricted Stock Plan for

          Outside Directors (marked to show changes to reflect the proposed amendments).



                         GENERAL PUBLIC UTILITIES CORPORATION

                     RESTRICTED STOCK PLAN FOR OUTSIDE DIRECTORS



          1.   Purpose.  The purpose of this restricted Stock Plan for

          Outside Directors (the "Plan") is to enable General Public

          Utilities Corporation ("GPU") to attract and retain persons of outstanding competence to serve on its Board of Directors by paying such persons a portion of their compensation in GPU Common

          Stock pursuant to the terms hereof.



          2.   Definitions.



               (a) The term "Change in Control" shall have the same meaning as assigned to such term under the definition of such term contained in Section 7(c) of the 1990 Stock Plan for Employees of

          General Public Utilities Corporation and Subsidiaries.



               (b) [BEGIN STRIKEOUT](a)[END STRIKEOUT] The term "Outside

          Director" or "Participant" means a member of the Board of

          Directors of GPU who is not an employee (within the meaning of the Employee Retirement Income Security Act of 1974) of GPU or any of its Subsidiaries. A director of GPU who is also an employee of GPU or any of its Subsidiaries shall become eligible to participate in this Plan and shall be entitled to receive an award of restricted stock upon the termination of such

          employment.



               (c) [BEGIN STRIKEOUT](b)[END STRIKEOUT] The term

          "Subsidiary" means any corporation 50% or more of the outstanding

          Common Stock of which is owned, directly or indirectly, by GPU.



               (d) [BEGIN STRIKEOUT](c)[END STRIKEOUT] The term "Service"

          shall mean service as an Outside Director.



          3.   Eligibility.  All Outside Directors of GPU shall receive

          stock awards hereunder.



          4.   Stock Awards.



               (a) A total of 33,000(1) shares of GPU Common Stock shall be



          (1)  Initially, 20,000 shares were authorized to be issued under the Plan.  On May 29, 1991, GPU effected a two-for-one stock split by way of a stock dividend, leaving 33,000 shares

               available for issuance under the Plan on and after

               July 1, 1991 after giving effect to shares previously

               awarded.

          available for awards under the Plan.  Such shares shall be either previously unissued shares or reacquired shares.  Any restricted shares awarded under this Plan with respect to which the

          restrictions do not lapse and which are forfeited as provided herein shall again be available for other awards under the plan.



               (b) [BEGIN STRIKEOUT]Effective June 1993,[END STRIKEOUT]

          Each Outside Director shall receive an annual award of 300 shares of GPU Common Stock with respect to each calendar year or portion thereof, during which he or she serves as an Outside Director,

          beginning with the calendar year [BEGIN STRIKEOUT]in[END

          STRIKEOUT] 1993.  Awards shall be made in January of each year.

          However, for the calendar year in which an Outside Director commences Service, the award of shares to such Outside Director for such year shall be made in the month in which his or her

          Service commences, if his or her Service commences after January

          31 of such year.  All awards of shares made hereunder shall be subject to the restrictions set forth in Section 5.



               (c) Subject to the provisions of Section 5, certificates

          representing shares of GPU Common Stock awarded hereunder shall be issued in the name of the respective Participants.  During the period of time such shares are subject to the restrictions set forth in Section 5, such certificates shall be endorsed with a legend to that effect, and shall be held by GPU or an agent therefor.  The Participant shall, nevertheless, have all the other rights of a shareholder, including the right to vote and the right to receive all cash dividends paid with respect to such shares.



               Subject to the requirements of applicable law, certificates representing such shares shall be delivered to the Participant within 30 days after the lapse of the restrictions to which they are subject.



               (d) If as a result of a stock dividend, stock split,

          recapitalization (or other adjustment in the stated capital of

          GPU), or as the result of a merger, consolidation, or other reorganization, the common shares of GPU are increased, reduced,

          or otherwise changed, the number of shares available and to be awarded hereunder shall be appropriately adjusted, and if by virtue thereof a Participant shall be entitled to new or

          additional or different shares, such shares to which the

          Participant shall be entitled shall be subject to the terms,

          conditions, and restrictions herein contained relating to the original shares.  In the event that warrants or rights are awarded with respect to shares awarded hereunder, and the

          recipient exercises such rights or warrants, the shares or securities issuable upon such exercise shall be likewise subject to the terms, conditions, and restrictions herein contained relating to the original shares.

          5.   Restrictions.



               (a) Shares are awarded to a Participant on the condition

          that he or she serves or has served as an Outside Director until:



                    (i)   the Participant's death or disability, or



                    (ii)  the Participant's failure to stand for re-

          election at the end of the term during which the Participant reaches age 70; or



                    (iii) the Participant's resignation or failure to stand

          for re-election prior to the end of the term during which the

          Participant reaches age 70 with the consent of the Board, i.e.,

          approval thereof by at least 80% of the directors voting thereon,

          with the affected director abstaining; or



                    (iv)  the Participant's failure to be re-elected after

          being duly nominated.



          Termination of Service of a Participant for any other reason,

          including, without limitation, any involuntary termination effected by Board action, shall result in forfeiture of all shares awarded.  Notwithstanding the foregoing, upon the

          occurrence of a Change in Control, the restrictions set forth in

          Section 5(b) hereof to which any shares awarded to a Participant are then still subject shall lapse, and the termination of the

          Participant's Service for any reason at any time after the occurrence of such Change in Control shall not result in the forfeiture of any such shares.



               (b)  Shares awarded hereunder may not be sold, exchanged,

          transferred, pledged, hypothecated, or otherwise disposed of

          (herein, "Transferred") other than to GPU pursuant to Section

          5(a) during the period commencing on the date of the award of such shares and ending on the date of termination of the Outside

          Director's Service; provided, however, that in no event may any shares awarded hereunder be Transferred for a period of six months following the date of the award thereof, except in the case of the recipient's death or disability, other than to GPU pursuant to Section 5(a) hereof.



               (c) Each Participant shall represent and warrant to and

          agree with GPU that he or she (i) takes any shares awarded under the Plan for investment only and not for purposes of sale or other disposition and will also take for investment only and not for purposes of sale or other disposition any rights, warrants,

          shares, or securities which may be issued on account of ownership of such shares, and (ii) will not sell or transfer any shares awarded or any shares received upon exercise of any such rights or warrants except in accordance with (A) an opinion of counsel for GPU (or other counsel acceptable to GPU) that such shares,

          rights, warrants, or other securities may be disposed of without registration under the Securities Act of 1933, or (B) an applicable "no action" letter issued by the Staff of the

          Commission.



          6.   Administrative Committee.  An Administrative Committee (the

          "Committee") shall have full power and authority to construe and administer the Plan.  Any action taken under the provisions of the Plan by the Committee arising out of or in connection with the administration, construction, or effect of the Plan or any rules adopted thereunder shall, in each case, lie within the discretion of the Committee and shall be conclusive and binding under GPU and upon all Participants, and all persons claiming under or through any of them.  Notwithstanding the foregoing, any determination made by the Committee after the occurrence of a

          Change in Control that denies in whole or in part any claim made by any individual for benefits under the Plan shall be subject to judicial review, under a "de novo", rather than a deferential,

          standard.  The Committee shall have as members the Chief

          Executive Officer of GPU and two officers of GPU or its

          Subsidiaries designated by the Chief Executive Officer.  In the absence of such designation, the other members of the Committee shall be the Chief Financial Officer and the Secretary of GPU.



          7.   Approval:  Effective Date.  The Plan is subject to the

          approval of a majority of the holders of GPU's Common Stock present and entitled to vote at a meeting of shareholders, and of the Securities and Exchange Commission under the Public Utility

          Holding Company Act of 1935.  The Plan shall be effective

          January 1, 1989.



          8.   Amendment.  The Plan may be amended or repealed by the Board of Directors of GPU, provided that if any such amendment requires shareholder approval to meet the requirements of the then

          applicable rules under Section 16(b) of the Securities Exchange

          Act of 1934, such amendment shall require the approval of a majority of the holders of GPU's Common Stock present and

          entitled to vote at a meeting of shareholders, and provided that such action shall not adversely affect any Participant's rights under the Plan with respect to awards which were made prior to such action.  Notwithstanding the foregoing, Section 4(b) of the

          Plan may not be amended more often than once every six months other than to comport with changes in the Internal Revenue Code or the Employee Retirement Income Security Act, or the rules thereunder.

                         GENERAL PUBLIC UTILITIES CORPORATION



                      Proxy Solicited by the Board of Directors

               for Annual Meeting to be held at 10:00 A.M. May 2, 1996



                                  The Morris Museum

                              Six Normandy Heights Road

                                Morristown, New Jersey





               The undersigned hereby appoints J. G. Graham,

            F. A. Donofrio, and M. A. Nalewako, and each or any of them,

            proxies to represent the undersigned at the Annual Meeting of

            Stockholders, and at any adjournment thereof, and thereat to vote all the shares of stock which the undersigned would be entitled to vote, with all the power the undersigned would possess if personally present, with full power of substitution,

            upon the following items as set forth in the Notice of Annual

            Meeting and Proxy Statement, each dated March 27, 1996 (receipt of which is hereby acknowledged), and in their discretion upon such other matters, if any, as may properly come before the meeting.



               Said proxies are instructed to vote for or against

            proposals, as indicated by the undersigned (or, if no indication is given, for Proposals 1, 2, 3 and against Proposal

            4).



               You are encouraged to voice your preference by marking the appropriate boxes on the other side.  However, you need not mark any boxes if you wish to vote in accordance with the

            directors' recommendations; just sign on the other side.



                    (continued and to be signed on the other side)

                                                                                      ___      Please mark
                                                                                     |   |     your votes
                                                                                     | X |     as this.

                                                                               CHECK HERE      __
                                                                             IF YOU PLAN TO   |__|
                                                                             ATTEND THE MEETING.
          The Directors Recommend a Vote "FOR" Proposals 1, 2 and 3:
(caption>
          1 - Election of one Class II Director.
          FOR the nominee listed on     WITHHOLD AUTHORITY             NOMINEE:  Theodore H. Black
          the right                     to vote for the nominee
                                        listed on the right
                  __                            __
                 |  |                          |  |
                 |__|                          |__|

          2 - Amendments to the Outside Directors Restricted
              Stock Plan as set forth in the accompanying Proxy
              Statement dated March 27, 1996.

            FOR             AGAINST            ABSTAIN                 Dated__________________1996
            __                __                 __                    Signature__________________
           |  |              |  |               |  |                   Signature if held jointly
           |__|              |__|               |__|                   ___________________________
                                                                       Please date and sign
          3 - Ratification of the selection of Coopers &               In case of joint owners,
              Lybrand L.L.P. as auditor.                               EACH joint owner should
                                                                       sign.  When signing
            FOR             AGAINST            ABSTAIN                 as attorney, executor,
            __                __                 __                    administrator, trustee,
           |  |              |  |               |  |                   guardian, corporate officer,
           |__|              |__|               |__|                   etc., give full title.

          The Directors Recommend a Vote "AGAINST" Proposal 4:

          4 - Stockholder Proposal as set forth in the accompanying Proxy Statement.

            FOR             AGAINST            ABSTAIN
            __                __                 __
           |  |              |  |               |  |
           |__|              |__|               |__|



                                                      60

                                 DETACH HERE AND MAIL IN THE ENCLOSED ENVELOPE
          ------------------------------------------------------------------------------------------


          IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE BRING THIS ENTIRE LOWER PORTION OF THIS
          CARD (SPEAKER CARD AND ADMISSION CARD) WITH YOU.

          If you plan to speak at the Annual Meeting, please complete the following:




          Stockholder Name __________________________________________________________      SPEAKER
                                        (Please print clearly)                              CARD


          City ______________________________________ State _________________________





                                        PLEASE DO NOT DETACH

          ------------------------------------------------------------------------------------------


          GPU                     1996 ANNUAL MEETING OF STOCKHOLDERS
                                        MAY 2, 1996 - 10:00 A.M.


                                                           The Morris Museum
                                                           Six Normandy Heights Road       ADMISSION
                                                           Morristown, New Jersey            CARD

                                                           Please bring this card with you
                                                           to the meeting.  Its presentation
                                                           will assure your prompt admittance.

                                                           This card is not transferable

                                                                                      ___      Please mark
                                                                                     |   |     your votes
                                                                                     | X |     as this.

                                                                               CHECK HERE      __
                                                                             IF YOU PLAN TO   |__|
                                                                             ATTEND THE MEETING.
          The Directors Recommend a Vote "FOR" Proposals 1, 2 and 3:
          1 - Election of one Class II Director.
          FOR the nominee listed on     WITHHOLD AUTHORITY             NOMINEE:  Theodore H. Black
          the right                     to vote for the nominee
                                        listed on the right
                  __                            __
                 |  |                          |  |
                 |__|                          |__|

          2 - Amendments to the Outside Directors Restricted
              Stock Plan as set forth in the accompanying Proxy
              Statement dated March 27, 1996.

            FOR             AGAINST            ABSTAIN                 Dated__________________1996
            __                __                 __                    Signature__________________
           |  |              |  |               |  |                   Signature if held jointly
           |__|              |__|               |__|                   ___________________________
                                                                       Please date and sign
          3 - Ratification of the selection of Coopers &               In case of joint owners,
              Lybrand L.L.P. as auditor.                               EACH joint owner should
                                                                       sign.  When signing
            FOR             AGAINST            ABSTAIN                 as attorney, executor,
            __                __                 __                    administrator, trustee,
           |  |              |  |               |  |                   guardian, corporate officer,
           |__|              |__|               |__|                   etc., give full title.

          The Directors Recommend a Vote "AGAINST" Proposal 4:         If you are planning to
                                                                       attend the meeting, remember
          4 - Stockholder Proposal as set forth in the                 to obtain from the record
              accompanying Proxy Statement.                            holder a letter or other
                                                                       evidence of your beneficial
            FOR             AGAINST            ABSTAIN                 ownership of shares in GPU
            __                __                 __                    to facilitate your
           |  |              |  |               |  |                   admittance to the meeting.
           |__|              |__|               |__|



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